UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported)
October 11, 2010
KING PHARMACEUTICALS, INC.
(Exact name of registrant as specified in its charter)

Tennessee	001-15875	54-1684963
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)
501 Fifth Street, Bristol, Tennessee 37620
(Address of principal executive offices)
Registrant’s telephone number, including area code: (423) 989-8000
Former name or former address, if changed since last report: Not Applicable
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
     On October 11, 2010, King Pharmaceuticals, Inc., a Tennessee corporation (“King”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Pfizer Inc., a Delaware corporation (“Pfizer”), and Parker Tennessee Corp., a Tennessee corporation and a wholly owned subsidiary of Pfizer (“Merger Sub”). Pursuant to the Merger Agreement, and upon the terms and subject to the conditions thereof, Pfizer has agreed to cause Merger Sub to commence a tender offer (the “Offer”) to purchase all of the outstanding shares of Common Stock, no par value per share, of King (the “Shares”), for $14.25 per Share net to the seller in cash (the “Offer Price”).
     The Merger Agreement provides that the Offer will commence within 10 business days after the date of the Merger Agreement, and will remain open for at least 20 business days, subject to Pfizer’s and King’s respective rights to extend the Offer in the event that the conditions to the Offer are not met at the then-proposed expiration date. Completion of the Offer is subject to customary conditions including, among others, (i) a majority of the Shares issued and outstanding (on a fully diluted basis, without giving effect to compensatory equity awards that may be validly canceled under the Merger Agreement upon the completion of the Offer) being validly tendered and not validly withdrawn and (ii) the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the “HSR Act”), expiring and all other authorizations, consents, and approvals of or notices or filings with any foreign antitrust or competition regulatory authority having been made or obtained.
     The Merger Agreement prohibits King from soliciting or initiating discussions with third parties regarding other proposals to acquire King and King has agreed to certain restrictions on its ability to respond to such proposals, subject to the fulfillment of certain fiduciary requirements of King’s board of directors. The Merger Agreement also contains certain customary termination provisions for King and Pfizer. Upon termination of the Merger Agreement, under specified circumstances King will be required to pay to Pfizer a termination fee of $110 million (or $75 million if the basis for the actions giving rise to such termination was King’s receipt, within 30 days of the date of the Merger Agreement, of an alternative acquisition proposal that constitutes or could be reasonably expected to result in a superior proposal).
     After the consummation of the Offer, pursuant to the Merger Agreement, and subject to the satisfaction or waiver of certain conditions set forth in the Merger Agreement, Merger Sub will merge with and into King (the “Merger”), with King surviving as a wholly owned subsidiary of Pfizer. Upon completion of the Merger, each Share outstanding immediately prior to the effective time of the Merger (excluding those Shares that are held by Pfizer and its subsidiaries) will be canceled and converted into the right to receive the Offer Price in cash (without interest and subject to applicable withholding taxes). If Merger Sub holds at least 90% of the outstanding Shares immediately prior to the Merger, Merger Sub may effect the Merger as a short-form merger pursuant to Section 48-21-105 of the Tennessee Business Corporation Act, without additional approval by King’s shareholders. Otherwise, King would hold a special shareholders’ meeting to obtain shareholder approval of the Merger.
     Subject to the terms and conditions of the Merger Agreement, King has granted Merger Sub an irrevocable option (the “Top-Up Option”) to purchase an aggregate number of newly-issued Shares that, at the time of such exercise, constitutes one Share more than 90% of the Shares then outstanding, subject to there being authorized Shares available for issuance. The Top-Up Option is exercisable only after Shares have been purchased pursuant to the Offer. The consideration for each Share acquired upon exercise of the Top-Up Option will be the Offer Price.
     The Merger Agreement contains representations, warranties and covenants of the parties customary for transactions of this type. The Merger Agreement is attached to provide King’s shareholders with information regarding the terms of the Merger Agreement and is not intended to modify or supplement any factual disclosures about King or Pfizer in King’s or Pfizer’s public reports filed with the Securities and Exchange Commission (the “SEC”). In particular, the Merger Agreement and this summary of terms are not intended to be, and should not be relied upon as, disclosures regarding any facts or circumstances relating to King or Pfizer. The representations and warranties set forth in the Merger Agreement were negotiated with the principal purpose of (i) establishing the circumstances under which Merger Sub may have the right not to consummate the Offer, or Pfizer or King may have the right to terminate the Merger Agreement, and (ii) allocating risk between the parties, rather than establishing matters as facts. The representations and warranties set forth in the Merger Agreement may also be subject to a contractual standard of materiality different from that generally applicable under federal securities laws.
     The foregoing description of the Offer, Merger, and Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, which is attached as Exhibit 2.1 to this report and incorporated in this report by reference.
Item 8.01. Other Events.
     On October 12, 2010, Pfizer and King issued a joint press release, a copy of which is filed as Exhibit 99.1 hereto and incorporated by reference herein, announcing the execution of the Merger Agreement.
NOTICES
Important Additional Information
     The tender offer described in these materials has not yet commenced. The foregoing is neither an offer to purchase nor a solicitation of an offer to sell securities. At the time the tender offer is commenced, Parker Tennessee Corp. and Pfizer Inc. will file a tender offer statement on Schedule TO with the SEC. Investors and King’s shareholders are strongly advised to read the tender offer statement (including an offer to purchase, letter of transmittal and related tender offer documents) and the related solicitation/recommendation statement on Schedule 14D-9 that will be filed by King with the SEC, because they will contain important information. These documents will be available at no charge on the SEC’s website at www.sec.gov. In addition, a copy of the offer to purchase, letter of transmittal and certain other related tender offer documents (once they become available) may be obtained free of charge by directing a request to Pfizer Inc. at www.pfizer.com or 235 East 42nd Street, New York, New York 10017. A copy of the tender offer statement and the solicitation/recommendation statement will be made available to all shareholders of King free of charge at www.kingpharm.com or by contacting King at 501 Fifth Street, Bristol, Tennessee 37620.
Cautionary Note Regarding King Pharmaceuticals, Inc. (“King”) Forward-Looking Statements
Except for the historical information presented herein, matters discussed herein may constitute forward-looking statements that are subject to a number of risks and uncertainties that could cause actual results to differ materially from any future results, performance or achievements expressed or implied by such statements. Statements that are not historical facts, including statements preceded by, followed by or that include the words “future”, “anticipate”, “potential”, “believe”, “may”, “could”, “would”, “might”, “possible”, “will”, “should”, “expect” or other terms of similar meaning, are forward-looking statements. Investors and security holders are cautioned not to place undue reliance on these forward-looking statements. Risks and uncertainties that could cause results to differ from expectations include: uncertainties as to the timing of the tender offer and merger; uncertainties as to how many King shareholders will tender their shares in the offer; the risk that competing offers will be made; the possibility that various closing conditions for the transaction may not be satisfied or waived, including that a governmental entity may prohibit, delay or refuse to grant approval for the consummation of the transaction; the effects of disruption from the transaction making it more difficult to maintain relationships with employees, customers, vendors, other business partners or governmental entities; other business effects, including effects of industry, economic or political conditions outside of King’s control; transaction costs; as well as risks discussed from time to time in King’s public disclosure filings with the U.S. Securities and Exchange Commission (SEC), including its most recent Annual Report on Form 10-K and subsequent quarterly reports on Form 10-Q, as well as the tender offer documents to be filed by Parker Tennessee Corp. and Pfizer Inc. and the Solicitation/Recommendation Statement to be filed by King in connection with the tender offer. The information contained in this report is as of October 12, 2010. King disclaims any intent or obligation to update any forward-looking statements as a result of new information, future developments or otherwise. Copies of King’s public disclosure filings are available from its investor relations department.
Item 9.01. Financial Statements and Exhibits.
     (d) Exhibits

2.1	Agreement and Plan of Merger, dated as of October 11, 2010, among Pfizer Inc., Parker Tennessee Corp. and King Pharmaceuticals, Inc.

99.1	Joint Press Release issued by Pfizer Inc. and King Pharmaceuticals, Inc., dated October 12, 2010, incorporated by reference to Schedule 14D-9C filed by King Pharmaceuticals, Inc. with the SEC on October 12, 2010.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KING PHARMACEUTICALS, INC. Registrant
October 12, 2010	By:	/s/ Brian A. Markison
Brian A. Markison
President and Chief Executive Officer

EXHIBIT INDEX

Exhibit
No.	Description
2.1	Agreement and Plan of Merger, dated as of October 11, 2010, among Pfizer Inc., Parker Tennessee Corp. and King Pharmaceuticals, Inc.

99.1	Joint Press Release issued by Pfizer Inc. and King Pharmaceuticals, Inc., dated October 12, 2010, incorporated by reference to Schedule 14D-9C filed by King Pharmaceuticals, Inc. with the SEC on October 12, 2010.